Exhibit 99.1

Jack in the Box Inc. to Webcast First Quarter Fiscal 2015 Earnings Conference Call on February 18

SAN DIEGO--(BUSINESS WIRE)--February 10, 2015--Jack in the Box Inc. (NASDAQ: JACK) will report first quarter fiscal 2015 operating results after market close on Tuesday, February 17, 2015, and the company will host a conference call to review the results on Wednesday, February 18, 2015, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on February 18, 2015.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 600 restaurants in 47 states, the District of Columbia and Canada. For more information on Jack in the Box and Qdoba, including franchising opportunities, visit www.jackinthebox.com or www.qdoba.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291